EXHIBIT 23.1

340 Mount Kemble Ave Suite 210N Morristown, NJ 07960 P: 973.929.3500

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No.’s 333-260849, 333-272569, and 333-290311) and S-8 (No. 333-283613) of our report dated July 29, 2026, with respect to the consolidated financial statements of PharmaCyte Biotech, Inc. included in this Annual Report on Form 10-K for the year ended April 30, 2026.

Morristown, New Jersey

July 29, 2026